EXHIBIT 10.21
FIRST AMENDMENT
TO THE
ANIXTER INC.
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     WHEREAS, Anixter Inc. (the “Company”) maintains the Anixter Inc. Supplemental Executive Retirement Plan (the “Plan”);
     WHEREAS, the Plan, originally established as of August 4, 2004, was last amended and restated effective January 1, 2006; and
     WHEREAS, the Company now considers it desirable to further amend the Plan.
     NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board of Directors of Anixter International Inc., the Company’s sole shareholder, under Section 8.10 of the Plan, and pursuant to the power delegated to the undersigned, the Plan is hereby amended effective February 19, 2007.
     Section 4.3 of the Plan is amended in its entirety to read as follows:
     “4.3 Accrued Benefit. A Participant who has less than sixty (60) months of Benefit Accrual Service at the time of his Retirement or Termination will receive from the Plan a monthly benefit which is Actuarially Equivalent to a Life Annuity commencing on his Normal Retirement Date in an amount equal to the greater of his Accrued Normal Benefit or Minimum Accrued Normal Benefit as computed in accordance with Exhibit A as in effect at the time of such Retirement or Termination. Notwithstanding the foregoing, a Participant who has less than sixty (60) months of Benefit Accrual Service at the time of his Retirement or Termination shall receive his Normal Benefit or Minimum Normal Benefit as determined under Section 4.1 if the Participant incurs an Eligible Termination during a Protected Period. For this purpose, “Eligible Termination” means the Participant’s Termination by the Company other than for Cause or the Participant’s Termination for Good Reason. “Protected Period” means the period commencing 60 days before the effective date of a Change in Control and ending on the second anniversary of such Change in Control. “Change in Control” shall have the meaning set forth in any employment or other similar written agreement between a Participant and the Company which governs the terms and conditions of a Participant’s employment with the Company. In the absence of such an agreement, or if such agreement does not define “Change in Control,” then “Change in Control” shall mean (i) the approval by the shareholders of Company or Parent of a plan of complete liquidation or dissolution of Company or Parent, (ii) the consummation of a sale of all or substantially all of the assets of Company or Parent; (iii) the consummation of any transaction as a result of which any person (within the meaning of such term under the Securities Exchange Act of 1934), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Company or Parent representing more than fifty percent (50%) of the total voting power of all voting securities of Company or Parent then issued and outstanding, or (iv) the consummation of a merger, consolidation, reorganization, or business combination, other than a merger, consolidation, reorganization or business combination which would result in the voting securities of Company or Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting securities of Company or Parent or the surviving entity immediately after such merger, consolidation, reorganization of business combination. “Good Reason” shall have the meaning set forth in any employment or other similar written agreement between a Participant and the Company which governs the terms and conditions of a Participant’s employment with the Company. In the absence of such an agreement, or if such agreement does not define “Good Reason,” then “Good Reason” shall mean any of the following conditions (not consented to in advance by Participant in writing or ratified subsequently by Participant in writing) provided such condition remains in effect thirty (30) days after written notice to the Board from Participant of his intention to terminate his employment for Good Reason which specifically identifies such condition: (i) any material breach by the Company with respect to its obligation to pay compensation or provide benefits to Participant as set forth in any employment or other similar written agreement between Participant and the Company which governs the terms and conditions of the Participant’s employment with the Company; (ii) any material, adverse change in Participant’s title or authority as measured against Participant’s title or authority immediately prior to such change; (iii) any assignment to Participant of duties which are inconsistent with the duties of the Participant as historically defined, or (iv) any relocation of Company’s principal business office to a location that is more than 100 miles from Company’s current principal business office during the Protected Period following a Change in Control.”
     IN WITHNESS WHEREOF, the Board has caused this amendment to be executed on its behalf by a duly authorized officer of the Company this 19th day of February, 2007.

ANIXTER INC.

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